UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2024

American Oncology Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40177	85-3984427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14543 Global Parkway, Suite 110 Fort Myers, FL	33913
(Address of principal executive offices)	(Zip Code)
(833) 886-1725
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2024 Annual Meeting of American Oncology Network, Inc. (the “Company”) was held on December 12, 2024, to consider and vote upon (i) the election of William J. Valle and James Stith as the Class I Directors of the Company, and (ii) ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the financial statements for the 2024 fiscal year.

Of the 42,943,336 shares entitled to vote (based on outstanding voting power), a total of 23,637,544 votes were represented in person or by proxy, representing approximately 55% of the issued and outstanding voting power of the Company, which constituted a quorum.

Set forth below are the proposals voted upon at the 2024 Annual Meeting and the final voting results.

Election of Class I Directors

The stockholders approved the election of William J. Valle and James Stith as Class I Directors. Only holders of the Company’s Series A Preferred Stock were entitled to vote for the election of James Stith because James Stith is the nominee of the holders of the Company’s Series A Preferred Stock.

Nominee	Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes

William J. Valle	23,546,841	90,703	0	0

James Stith	7,042,674	0	0	0

Ratification of PwC

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the financial statements for the 2024 fiscal year. The voting results were as follows:

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes

23,360,940	72,264	204,340	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ONCOLOGY NETWORK, INC.

Date: December 17, 2024	By:	/s/ Todd Schonherz
	Name:	Todd Schonherz
	Title:	Chief Executive Officer